UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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DEPOMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Depomed Receives Request to Call Special Meeting of Shareholders

Depomed Shareholders Not Required to Take Action at this Time

NEWARK, Calif., September 16, 2016 – Depomed, Inc. (NASDAQ: DEPO) (“Depomed” or the “Company”) today announced that Starboard Value LP (together with its affiliates, “Starboard”) has delivered to Depomed a written request calling for a special meeting of Depomed shareholders to be held on Tuesday, November 15, 2016.  The request was signed on behalf of holders of 14% of Depomed’s outstanding shares, including Starboard’s ownership interest of approximately 9.9%. Depomed did not oppose Starboard’s request or solicit proxies from shareholders with respect to Starboard’s solicitation to call the special meeting.

At the special meeting, Starboard has indicated it intends to have Depomed shareholders vote on proposals to remove and replace the entire Board of Directors of Depomed. Depomed will announce additional details regarding the special meeting, including the record date, in the near term. Depomed shareholders are not required to take any action at this time.

About Depomed

Depomed is a leading specialty pharmaceutical company focused on enhancing the lives of the patients, families, physicians, providers and payors we serve through commercializing innovative products for pain and neurology related disorders. Depomed markets six medicines with areas of focus that include mild to severe acute pain, moderate to severe chronic pain, neuropathic pain, migraine and breakthrough cancer pain. Depomed is headquartered in Newark, California. To learn more about Depomed, visit www.depomed.com.

Important Additional Information

Depomed intends to file a proxy statement with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from Depomed shareholders at the proposed special meeting of Depomed shareholders (the “Special Meeting”).  Depomed will furnish any definitive proxy statement to its shareholders, together with a proxy card when they become available. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.  These documents, including any proxy statement (and amendments or supplements thereto) and other documents filed by Depomed with the SEC, will be available for no charge at the SEC’s website at http://www.sec.gov and at the investor relations section of Depomed’s website at http://www.depomed.com.  Copies may also be obtained by contacting Depomed’s Investor Relations by mail at 7999 Gateway Blvd., Suite 300, Newark, CA 94560 or by telephone at 510-744-8000.

Certain Information Regarding Participants

Depomed, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with the Special Meeting.  Information regarding the names of Depomed’s directors and executive officers and their respective interests in Depomed by security holdings or otherwise is set forth in Depomed’s definitive proxy statement for the 2016 Annual Meeting of Shareholders, filed with the SEC on April 14, 2016.  To the extent holdings of such participants in Depomed’s securities have changed since the amounts described in the 2016 definitive proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in Depomed’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016 and in Depomed’s latest Quarterly Report on Form 10-Q.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to the commercialization of NUCYNTA ER, NUCYNTA, Gralise, CAMBIA, Zipsor and Lazanda, Depomed’s financial outlook for 2016 and expectations regarding financial results and potential business opportunities and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The inclusion of forward-looking statements should not be regarded as a representation that any of the company’s plans or objectives will be achieved. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Contact:

Depomed, Inc.

Christopher Keenan

VP, Investor Relations and Corporate Communications

510-744-8000

ckeenan@depomed.com

Media Contacts:

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann

415-869-3950

Andy Brimmer Adam Pollack

212-355-4449